Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to [section. mark]240.14a-11(c) or
    [section. mark]240.14a-12

                             TRIANGLE BANCORP INC.

                (Name of Registrant as Specified In Its Charter)

__________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fees (Check the appropriate box):

[X} No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

          *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Dated Filed:

                     PRELIMINARY PROXY MATERIAL
                             TRIANGLE BANCORP, INC.
                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 881-0455
                      ------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            TO BE HELD APRIL 28, 1997


NOTICE is hereby given that the Annual Meeting of Shareholders of Triangle Bancorp, Inc. (the "Corporation") will be held as follows:

                                    PLACE:  Greenville Hilton
                                            207 Southwest Greenville Boulevard
                                            Greenville, North Carolina  27834

                                    DATE:   Monday, April 28, 1997

                                     TIME:  3:00 P.M.

THE PURPOSES OF THE ANNUAL MEETING ARE:

     1.  To consider and act upon a proposal to amend
         Article III, Section 2 of the Corporation's Bylaws to increase the maximum number of directors of the Corporation from 24 to 26.

     2.  To elect 13 members of the Board of Directors.

     3. To consider a proposal to approve the Triangle Bancorp, Inc. Employee Stock Purchase Plan, as amended and restated.

     4. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Corporation for 1997.

     5. To consider and act on any other matters that may properly come before the Annual Meeting.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set as of the close of business on March 10, 1997.

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.

                            Sincerely,



                           Susan C. Gilbert, Secretary

March __, 1997

                           PRELIMINARY PROXY MATERIAL
                             TRIANGLE BANCORP, INC.
                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 27612


                                 PROXY STATEMENT



                    MAILING DATE: ON OR ABOUT MARCH __, 1997
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 1997



GENERAL

         This Proxy Statement is being distributed in connection with the solicitation by the Board of Directors of Triangle Bancorp, Inc. (the "Corporation") of appointments of proxy in the form enclosed herewith for the 1997 Annual Meeting of Shareholders of the Corporation and any adjournments thereof. The meeting will be held on Monday, April 28, 1997, beginning at 3:00 P.M., at the Greenville Hilton, 207 Southwest Greenville Boulevard, Greenville, North Carolina.

         As used in this Proxy Statement, the term "Triangle" or the "Bank" refers to the Corporation's commercial bank subsidiary, Triangle Bank.

VOTING OF APPOINTMENTS OF PROXIES; REVOCATION

         Persons named in the enclosed appointment of proxy as proxies for shareholders at the Annual Meeting are Steven R. Ogburn, Debra L. Lee and William V. Leaming, Jr. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, those shares will be voted "FOR" the election of each of the 13 nominees for director named in Proposal 2 below and "FOR" each of the other proposals described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal 2 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the meeting, the proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment.

         A shareholder may revoke an appointment of proxy at any time before the shares represented by it have been voted by filing with Susan C. Gilbert, Secretary of the Corporation, an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES OF SOLICITATION

         The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mail, appointments of proxy may be solicited in person or by telephone by officers, directors or employees of the Corporation and its subsidiaries without additional compensation.

RECORD DATE

         The Board of Directors has set March 10, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be entitled to vote at the Annual Meeting.

VOTING SECURITIES

         The voting securities of the Corporation are the shares of its no par value common stock (the "Common Stock"), of which 20,000,000 shares were authorized and 10,468,036 shares were outstanding on December 31, 1996. As of December 31, 1996, there were approximately 7,000 holders of record of the Corporation's Common Stock.

VOTING PROCEDURES;  VOTES REQUIRED FOR APPROVAL

         At the Annual Meeting, each shareholder will be entitled to cast one vote for each share of Common Stock held of record on the Record Date for each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders are not entitled to vote cumulatively in the election of directors. Abstentions and broker nonvotes will have no effect.

         In the case of Proposal 1 below, for such proposal to be approved, at least 75% of all shares of Common Stock voted at the Annual Meeting must be voted in favor of the proposal.

         In the case of Proposal 2 below, the 13 directors receiving the greatest number of votes shall be elected.

         In the case of Proposal 3 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

         In the case of Proposal 4 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         There are no persons who were known to management of the Corporation to beneficially own more than 5% of the Corporation's Common Stock as of February 28, 1997.

         Set forth below is information as of February 28, 1997 regarding the beneficial ownership of the Corporation's Common Stock by its current directors, nominees for director, and certain named executive officers individually, and by all current directors, nominees for director, and executive officers of the Corporation as a group.

                              AMOUNT AND NATURE
  NAME OF                   OF BENEFICIAL OWNERSHIP          PERCENT OF
BENEFICIAL OWNER                OF STOCK (1)                  CLASS (2)

Carole S. Anders                       28,340                     0.27%
Charles H. Ashford, Jr.                25,512                     0.24
H. Leigh Ballance, Jr.                 23,347                     0.22
Edwin B. Borden                        23,694                     0.23
Robert E. Bryan, Jr.                   15,523                     0.15
David T. Clancy                        72,631                     0.69

                              AMOUNT AND NATURE
  NAME OF                   OF BENEFICIAL OWNERSHIP          PERCENT OF
BENEFICIAL OWNER                OF STOCK (1)                  CLASS (2)

N. Leo Daughtry                        55,595                     0.53
Syd W. Dunn, Jr.                       22,727                     0.22
Willie S. Edwards                      18,767                     0.18
James P. Godwin, Sr.                  121,405                     1.16
Robert L. Guthrie                      31,002                     0.30
John B. Harris, Jr.                    26,394                     0.25
George W. Holt                         78,749                     0.75
Earl Johnson, Jr.                      48,116                     0.46
Debra L. Lee                           26,813                     0.26
Edythe P. Lumsden                      32,796                     0.31
J. L. Maxwell, Jr.                   113,643                      1.06
Michael A. Maxwell                     14,903                     0.14
Wendell H. Murphy                      38,953                     0.37
Steven R. Ogburn                       21,122                     0.20
Michael S. Patterson                   81,027                     0.77
Patrick H. Pope                        66,606(3)                  0.64
William R. Pope                        42,210                     0.40
Billy N. Quick, Sr.                    41,782                     0.40
J. Dal  Snipes                         31,721                     0.30
N. Johnson Tilghman                    86,244(3)                  0.82
Sydnor M. White, Jr.                   38,468                     0.37
J. Blount Williams                     37,842                     0.36
                                       ------
All Executive Officers,
Directors and Director Nominees
as a Group (28 persons)           1,240,654                     11.65%
-----------------

(1) Each director and executive officer has sole voting and investment power over the issued and outstanding shares beneficially owned by such individual, except for the following shares over which the directors and executive officers indicated, and the group, share voting and/or investment power: Ms. Anders - 3,000 shares; Dr. Ashford - 1,946 shares; Mr. Ballance
     - 3,724 shares; Mr. Clancy - 63,290 shares; Mr. Daughtry - 400 shares; Mr. Dunn - 5,616 shares; Mr. Godwin - 103,974 shares; Mr. Guthrie - 10,400 shares; Mr. Harris - 9,111 shares; Mr. Holt - 8,736 shares; Mr. Johnson - 23,275 shares; Ms. Lee - 1,500 shares; Ms. Lumsden - 26,433 shares; Mr.
     Michael A. Maxwell - 13,748 shares; Mr. Murphy - 28,490 shares; Mr. Patterson - 3,485 shares; Mr. Ogburn - 1,520 shares; Mr. Patrick H. Pope - 30,000 shares; Mr. William R. Pope - 281 shares; Mr. Billy N. Quick, Sr. - 1,688 shares; Mr. J. Dal Snipes - 14,311 shares; Mr. White - 19,643 shares; Mr. Williams - 22,041 shares; and members of the group - 396,612 shares.

     This column includes certain shares owned by certain related parties of directors and executive officers as to which shares those directors and executive officers have disclaimed beneficial ownership, as follows: Dr. Ashford - 9,400 shares; Mr. Guthrie - 824 shares; Mr. J. L. Maxwell, Jr. - 2,750 shares; Mr. Tilghman - 45,008 shares; and members of the group - 57,982 shares.

     This column includes the number of shares for which the director or executive officer indicated, and the directors and the four current executive officers of the Corporation as a group, hold options to purchase, pursuant to the Corporation's 1988 Qualified or Non-Qualified Stock Option Plans, to the extent such options are vested, and are immediately exercisable as follows: Ms. Anders - 4,103 shares; Dr. Ashford - 1,799 shares; Mr. Ballance - 4,851 shares; Mr. Borden - 3,399 shares; Mr. Bryan - 1,748 shares; Mr. Clancy - 5,668 shares; Mr. Daughtry - 5,741 shares; Mr. Dunn - 1,764 shares; Mr. Edwards - 71 shares; Mr. Godwin - 24 shares; Mr. Guthrie - 5,175 shares; Mr. Harris - 11,674 shares; Mr. Holt - 2,000 shares; Mr. Johnson - 128 shares; Ms. Lee - 12,152 shares; Ms. Lumsden - 4,072 shares; Mr. J. L. Maxwell, Jr. - 3,468 shares; Mr. Michael A. Maxwell
     - 50 shares; Mr. Murphy - 1,695 shares; Mr. Ogburn - 14,516 shares; Mr. Patterson - 49,385 shares; Mr. Patrick H. Pope - 6,222 shares; Mr. William
     R. Pope - 7,464 shares; Mr. Billy N. Quick, Sr. - 15,246 shares; Mr. J. Dal Snipes - 2,361 shares; Mr. Tilghman - 13,526 shares; Mr. White - 100 shares; Mr. Williams - 4,126 shares; and members of the group - 182,528 shares.

(2) Based on a total of 10,468,036 shares actually outstanding as of December 31, 1996, and with respect to each director or executive officer, the shares that would be outstanding if the director exercised his or her options to purchase shares of Common Stock of the Corporation (to the extent vested) or, with respect to directors and the four current executive officers of the Corporation as a group, the shares that would be outstanding if each such individual exercised his or her options to purchase shares of the Common Stock (to the extent vested).

(3) Included in the beneficial ownership of Mr. Patrick H. Pope and Mr. Tilghman are 25,278 shares held by a trust in which both Mr. Pope and Mr. Tilghman have an interest. These shares are reflected separately in the beneficial ownership of each individual, but are included only once in the beneficial ownership shown for the group.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission regarding their initial ownership and the amount of and changes in their beneficial ownership of the Corporation's Common Stock. Based on the Corporation's review of reports furnished to it, all such reports were timely filed except as follows: N. Leo Daughtry inadvertently failed to report the purchase of 700 shares on November 8, 1995 for which the required report was filed in December 1996; Edythe P. Lumsden inadvertently failed to report the purchase of 1,000 shares on November 30, 1995 for which the required report was filed in January 1997; and David T. Clancy inadvertently failed to report the purchase of 1,200 shares on September 25, 1996 for which the required report was filed in December 1996.

           PROPOSAL 1. APPROVAL OF AMENDMENT TO ARTICLE III, SECTION 2
                           OF THE CORPORATION'S BYLAWS

          The Board of Directors of the Corporation has voted to recommend to the shareholders a proposed amendment to Article III, Section 2(a) of the Corporation's Amended and Restated Bylaws to increase the maximum number of directors from 24 to 26. Under the current Bylaws, the number of directors may be between 10 and 24 with the number within that range to be set by the Board of Directors. Until September 1996, the number of directors of the Corporation was
22. In September 1996, two directors resigned, leaving two vacancies. In filling those two vacancies, the Board of Directors of the Corporation turned to individuals serving as directors of Triangle Bank, but who did not also serve on the Board of Directors of the Corporation. Effective February 1, 1997, those two vacancies were filled by Carole S. Anders and William R. Pope. Also, effective February 1, 1997, the Board of Directors of the Corporation, as allowed by the Bylaws, increased the number of directors of the Corporation to 24 and elected two members of the Board of Directors of Triangle Bank, Patrick H. Pope and J. Dal Snipes, to fill the two newly created vacancies. Further, the Board of Directors of the Corporation determined that it would be in the best interests of the Corporation and Triangle Bank to have their respective Boards of Directors be identical in composition. The Board of Directors of Triangle Bank consists of 26 individuals, two of whom do not serve on the Board of Directors of the Corporation. These two individuals are Michael A. Maxwell and Billy N. Quick, Sr. In order to accommodate these two individuals on the Board of Directors of the Corporation, the maximum number of directors of the Corporation, as set forth in the Corporation's Bylaws, must be increased to 26. The Board of Directors of the Corporation recommends that its shareholders adopt the proposed amendment to the Bylaws to increase the maximum number of directors authorized in the Corporation's Bylaws. The text of Article III, Section 2(a) of the Corporation's Bylaws, as proposed to be amended, is as follows:

              "The number of directors constituting the Board of Directors of the corporation shall be not less than ten nor more than twenty-six as from time to time may be fixed or changed within the said minimum and maximum by the affirmative vote of a majority of Directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Such minimum and maximum may not be changed by the Board of Directors, but only by the affirmative vote of 75% of all eligible votes present, in person or by proxy, at a meeting of shareholders at which a quorum is present. Such minimum and maximum may not be changed at a meeting of shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is to change the number of directors of the corporation."

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

                        PROPOSAL 2. ELECTION OF DIRECTORS

         Assuming the Bylaw amendment set forth in Proposal 1 is approved, and the maximum allowable number of directors of the Corporation is 26, the Board of Directors previously has set the number of directors of the Corporation at 26, subject to approval of the Bylaw amendment. The Bylaws of the Corporation provide that directors be divided into three classes, approximately equal in number, elected to staggered three-year terms. The 11 directors whose terms expire at the Annual Meeting have been re-nominated to the Board for three-year terms, and two other individuals, Michael A. Maxwell and Billy N. Quick, Sr., both of whom currently serve as directors of the Bank, have been nominated to the Board for the terms noted below, in order to evenly stagger the terms among each class of directors as required by the Bylaws. If the shareholders do not approve the Bylaw amendment set forth in Proposal 1, the number of directors of the Corporation has been set by the Board of Directors at 24 and Michael A. Maxwell and Billy N. Quick, Sr. will not be nominees for director and only the 11 individuals whose terms expire at the Annual Meeting will be nominees for the terms set forth below.


    NAME AND AGE             DIRECTOR SINCE (1)   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
    ------------             ------------------   ------------------------------------------


    ONE-YEAR TERM:
    Carole S. Anders         1997                 Civic leader, Raleigh, North Carolina
              (52)
    Michael A. Maxwell       New Nominee          Senior Scientist since November 1995,  Branch Chief from December
              (58)                                1974 to November  1995,  U.S.  Environmental  Protection  Agency,
                                                  Research Triangle Park, North Carolina
    Patrick H. Pope          1997                 Partner,  Pope, Tilghman & Tart  (attorneys-at-law),  Dunn, North
              (52)                                Carolina
    TWO-YEAR TERM:
    William R. Pope          1997                 President  and  Chairman  of the Board,  Pope  Enterprises,  Inc.
              (61 )                               (operator  of  True-Value  Hardware and Variety  Stores),  Coats,
                                                  North Carolina
    Billy N. Quick, Sr.      New Nominee          Executive  Vice  President,  Triangle  Bank since  October  1996;
              (56 )                               previously  President  and  Chief  Executive  Officer,  Granville
                                                  United Bank, Oxford, North Carolina

                                       5

  NAME AND AGE             DIRECTOR SINCE (1)   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
  ------------             ------------------   ------------------------------------------
    THREE-YEAR TERM:
    H. Leigh Ballance, Jr.   1995                 Executive Vice  President,  Triangle  Bancorp,  Inc. and Triangle
              (51)                                Bank since March 1995;  previously  President and Chief Executive
                                                  Officer, Atlantic Community Bancorp, Inc.
    James P. Godwin, Sr.     1995                 President,  Godwin Manufacturing Co., Inc., Dunn, North Carolina,
              (55)                                and Godwin and Gonzalez  Specialty  Equipment,  Inc., Puerto Rico
                                                  (truck body manufacturers)
    Wendell H. Murphy        1993                 President,  Murphy  Family  Farms (swine  production)  and Murphy
              (58)                                Milling  Co.  (feed  production),   Rose  Hill,  North  Carolina;
                                                  Director of Smithfield Foods
    Michael S. Patterson     1990                 Chairman of the Board,  Triangle Bancorp,  Inc. and Triangle Bank
              (50)                                since February  1997;  President  since 1990 and Chief  Executive
                                                  Officer since 1991, Triangle Bank;  President and Chief Executive
                                                  Officer, Triangle Bancorp, Inc. since August 1992
    J. Dal  Snipes           1997                 President, Snipes Insurance Service, Inc., Dunn, North Carolina
              (44)
    N. Johnson Tilghman      1988                 Partner,  Pope, Tilghman & Tart  (attorneys-at-Law),  Dunn, North
              (54)                                Carolina
    Sydnor M. White, Jr.     1991                 President,  CJS, Inc.  (automotive parts  distributor),  Raleigh,
              (48)                                North Carolina
    J. Blount Williams       1988                 President,   Alfred  Williams  &  Co.,  Raleigh,  North  Carolina
              (43)                                (office furniture and supplies)


-------------------

(1) Refers to the year in which a person first was elected or became a director of the Corporation or, if prior to the Corporation's organization in August 1992, the year in which such person first was elected a director of the Bank.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE 13 NOMINEES NAMED ABOVE.

INCUMBENT DIRECTORS

         The Corporation's current Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:

                        DIRECTOR                                                                 TERM
NAME AND AGE            SINCE (1)     BUSINESS EXPERIENCE DURING PAST FIVE YEARS                 EXPIRES

Charles H. Ashford,       1993        Vice  President  of  Medical  Affairs,   Craven  Regional   1998
Jr.                                   Medical  Authority  since 1991;  previously  surgeon with
          (61)                        Coastal  Surgical  Specialists,  P.A.,  New  Bern,  North
                                      Carolina
Edwin B. Borden           1993        President,  The Borden Manufacturing Company,  Goldsboro,   1998
          (63)                        North  Carolina  (textile  manufacturing);   Director  of
                                      Carolina   Power   &   Light    Company;    Director

                                       6


                                                                                                 TERM
  NAME AND AGE     DIRECTOR SINCE (1)   BUSINESS EXPERIENCE DURING PAST FIVE YEARS               EXPIRES
  ------------      ----------------- of Jefferson-Pilot Corporation; Director of Ruddick Corp.;
                                      Director of Winston Hotels
Robert E. Bryan, Jr.      1993        Vice President, Express Stop Stores, Fayetteville,  North   1998
          (62)                        Carolina; President, Bryan Oil Co.
N. Leo Daughtry           1988        Attorney,   Daughtry,   Woodard,   Lawrence  &  Starling,   1998
          (56)                        L.L.P., Smithfield, North Carolina
George W. Holt            1995        Executive  Vice  President,  Triangle Bank since February   1998
          (66)                        1995;  President,  Columbus  National  Bank  from 1973 to
                                      February 1995
Edythe P. Lumsden         1988        President,  Capital  Land  Investment  Company,  Raleigh,   1998
          (44)                        North Carolina
David T. Clancy           1988        President,  Clancy & Theys Construction Company, Raleigh,   1999
          (47)                        North Carolina
Syd W. Dunn, Jr.          1993        President,   Hannah  &  Dunn,  Inc.,  Greenville,   North   1999
          (71)                        Carolina (wine and spirits broker)
Willie S. Edwards         1995        General Partner in L & B Associates,  Rocky Mount,  North   1999
          (64)                        Carolina (wholesale liquor distributor)
Robert L. Guthrie         1988        President  and  Chief   Executive   Officer,   Associated   1999
          (61)                        Insurers, Inc., Raleigh, North Carolina
John B. Harris, Jr.       1991        Chairman  of the  Board,  Triangle  Bank 1991 to  January   1999
          (67)                        1997;  President,  John  B.  Harris, Jr.  and  Associates
                                     (consulting), 1985-1991; President, Winston Hospitality,
                                      Inc. (hotel management) since 1991; President and Chief
                                      Executive Officer, Enterprise Bancorp and Enterprise
                                      Bank, 1990 to 1991
Earl Johnson, Jr.         1991        Contractor,   Southern  Industrial  Constructors,   Inc.,   1999
          (65)                        1962-1992;  Contractor,  Carolina  Crane Corp.,  Raleigh,
                                      North Carolina, 1992 to date
J. L. Maxwell, Jr.        1993        Chairman  of the Board of  Directors,  Goldsboro  Milling   1999
          (70)                        Co.   (turkey  and  hog   producer),   Goldsboro,   North
                                      Carolina; Director, Atlantic & East Carolina Railway

-------------------

(1) Refers to the year in which a person first was elected or became a director of the Corporation or, if prior to the Corporation's organization in August 1992, the year in which such person first was elected a director of the Bank.

DIRECTOR RELATIONSHIPS

         No director, director nominee or executive officer is related to another director or executive officer of the Corporation except for Patrick H. Pope and William R. Pope, who are third cousins, and Patrick H. Pope and N. Johnson Tilghman who are brothers-in-law.

         Except for Mr. Borden who is a director of Carolina Power & Light Company, Jefferson-Pilot Corporation, Winston Hotels and Ruddick Corp., and Mr. Murphy who is a director of Smithfield Foods, no director is a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

DIRECTOR COMPENSATION

         BOARD FEES. During 1996, directors who are not employees of the Corporation received 45 shares of Common Stock of the Corporation for each Board meeting attended, 30 shares for each Executive Committee meeting attended, 15 shares for each other committee meeting attended, and an annual retainer of 100 shares. In 1997, the annual retainer amount will remain at 100 shares, but directors will receive 60 shares for each Board meeting attended, 30 shares for each committee meeting attended, and each committee chairman will receive an additional 10 shares for each meeting attended.

         DIRECTORS' DEFERRED COMPENSATION PLAN. The Corporation maintains a Deferred Compensation Plan for outside directors for cash compensation paid to directors through 1994. Since January 1, 1995, directors of the Corporation are paid in shares of Common Stock. Only individuals who were members of the Board of Directors but who were not employees of the Corporation were eligible to participate in the plan. Directors who elected to participate in the plan could elect to defer a minimum of $500 of their compensation for their service as such pursuant to the plan during each year they participated and could elect to defer up to the full amount of directors' compensation they would receive in $100 increments. Deferred compensation was converted into stock units by dividing the compensation deferred under the plan by the then current value of a share of the Corporation's Common Stock. Dividends paid to holders of the Corporation's Common Stock are credited to holders of stock units and are converted into additional stock units on the same basis as compensation deferred under the plan. Within 60 days after the death, disability or retirement of a director, the director or his or her estate is entitled to be issued one share of the Corporation's Common Stock for each stock unit and cash for fractional stock units. As of December 31, 1996, 49,868 stock units were outstanding under the plan.

         1988 NON-QUALIFIED STOCK OPTION PLAN. The Corporation has adopted and the shareholders have approved the 1988 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") pursuant to which options on 388,002 shares of the Corporation's Common Stock were available for issuance to members of the Corporation's Board of Directors and to members of Boards of Directors and members of local boards of directors of any subsidiary of the Corporation. The duration of the options is ten years from the date of grant. As of December 31, 1996, after giving effect to the exercise and forfeiture of options, options on 208,764 shares of Common Stock were issued and outstanding and 149,889 shares of Common Stock are available under the Non-Qualified Plan for further issuance.

         Pursuant to the terms of the Non-Qualified Plan: (i) the option price may not be less than the fair market value of the Corporation's Common Stock on the date of grant of the options; and (ii) options vest 20% per year from the date of grant and are exercisable as they vest. If the option holder ceases to perform services as a director or local director of the Corporation or its subsidiaries for any reason during the five-year period, he or she has one year from such cessation to exercise his or her vested options.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         The Board of Directors of the Corporation held six regular meetings during 1996 and one special meeting. All incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and its committees during 1996 except for Directors Daughtry, Godwin, J. Louis Maxwell, Jr. and Murphy due to other business commitments.

         The Board of Directors has several standing committees, including an Audit Committee and a Compensation Committee. The voting members of these committees are appointed by the Board of Directors annually from among its members.

         The current members of the Audit Committee are Directors Ashford, Daughtry, Murphy, William R. Pope, Tilghman and Williams (Chairman), and Director Nominee Michael A. Maxwell, who is a director of the Bank. The Audit Committee serves as the Audit Committee for both the Corporation and the Bank. The primary functions of the Audit Committee are to give additional assurance regarding the integrity of financial information used by the Board of Directors and distributed to the public by the Corporation, and to oversee and monitor the activities of the Corporation's internal and external audit processes. The Audit Committee met four times during 1996.

         The Compensation Committee administers the Corporation's compensation program and has responsibility for matters involving the compensation of executive officers of the Corporation and the Bank. The current members of the Compensation Committee are Directors Borden (Chairman), Clancy, Godwin, Johnson, Lumsden and Patrick H. Pope. The Compensation Committee met one time during 1996.

         The Board of Directors does not have a standing nominating committee.

EXECUTIVE OFFICERS

         The Corporation has the following executive officers:


                                        OFFICER     POSITIONS WITH THE CORPORATION AND THE BANK;
                               AGE       SINCE      BUSINESS EXPERIENCE DURING PAST FIVE YEARS
   NAME


   Michael S. Patterson         50       1990       Chairman of the Board of Triangle Bancorp, Inc. and Triangle
                                                    Bank since February 1997; President since 1990 and Chief
                                                    Executive Officer since 1991, Triangle Bank; President and
                                                    Chief Executive Officer, Triangle Bancorp, Inc. since August
                                                    1992
   H. Leigh Ballance, Jr.       51       1995       Executive Vice President, Triangle Bancorp, Inc. and Triangle
                                                    Bank as of March 1995; President and Chief Executive Officer,
                                                    Atlantic Community Bancorp, Inc. and Unity Bank & Trust Company
                                                    from September 1989 to March 1995.
   Steven R. Ogburn             46       1993       Executive Vice President, Triangle Bancorp, Inc. and Triangle
                                                    Bank since 1996; Senior Vice President, Triangle Bancorp, Inc.
                                                    and Senior Vice President - Credit Administration, Triangle
                                                    Bank, 1993 to 1996; Senior Vice President, Centura Bank,
                                                    1986-1993
   Debra L. Lee                 40       1991       Executive Vice President and Chief Financial Officer, Triangle
                                                    Bancorp, Inc. and Triangle Bank since 1996; Senior Vice
                                                    President and Chief Financial Officer, Triangle Bancorp, Inc.
                                                    and Triangle Bank, 1992 to 1996; Vice President/Finance,
                                                    Triangle Bank, 1991-1992

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee are Charles H. Ashford, Jr., Edwin B. Borden, John B. Harris, Jr., N. Johnson Tilghman, and Sydnor M. White, Jr. These same individuals comprised the Compensation Committee in 1996.

         John B. Harris, Jr. is a director of the Corporation, and in 1996 served as the Chairman of the Board of Triangle and an employee of Triangle. Effective January 1, 1997, Mr. Harris ceased being an employee of the Bank and effective February 1, 1997, Mr. Harris ceased being the Chairman of the Bank. Mr. Harris abstained from participation in both the discussion of and voting on matters related to his compensation as an officer of the Bank in 1996. Michael
S. Patterson, President and Chief Executive Officer of the Corporation, though not a member of the Compensation Committee, advised the Compensation Committee during 1996 on the compensation to be paid to executive officers, other than himself, and to employees of the Corporation.

COMPENSATION COMMITTEE REPORT

         It is the policy of the Compensation Committee to provide a fully competitive, performance-based compensation program such as will enable the Corporation and the Bank to attract, motivate and retain qualified senior officers. With regard to all senior officers' compensation, the Compensation Committee's policy is that salary levels will be established and increases will be given commensurate with the individual officer's levels of responsibility and performance and with the general status of the local economy, and the overall profit performance of the Bank as it relates to attainment of budgeted goals for profitability and return on average assets. The Corporation's executive compensation program includes (A) annual compensation consisting of base salaries, (B) the potential for cash incentive bonuses based on the Corporation's financial performance, (C) long-term incentive compensation consisting of periodic stock options, and (D) contributions to the individual accounts of all participating employees (including executive officers) under Triangle's Section 401(k) salary deferral plan. In addition, the Corporation provides other employee benefits and welfare plans customary for companies of its size.

         The basis for the executive officer compensation reported in 1996 was the salary range of various positions set in conjunction with an outside consultant during the fall of 1994 which reviewed comparable salaries being paid within North Carolina and the southeastern United States based upon comparable sized banking institutions. The cash incentive compensation for 1996 was based upon the formula within the management incentive compensation plan which plan was approved by the Board during January 1994. A bonus pool is established in which an executive officer will be eligible to participate if the Corporation meets at least 80% of its defined short-term goals, which goals are set by the Board.

         In 1996, long-term incentive compensation was based upon a formula established within the long-term incentive plan which plan was approved by the Board during January 1995. Compensation under the plan consists of stock options and restricted stock awards. A pool of stock options and restricted stock awards is established in which an executive officer will be eligible to participate if the Corporation meets at least 80% of its defined long-term goals, which goals are set by the Board.

         During January 1996 the Compensation Committee made recommendations to the Board of Directors (and the Board of Directors made final decisions) regarding the amounts of the 1996 salaries for Michael S. Patterson and the Corporation's other executive officers, and during January 1997 the Compensation Committee made recommendations to the Board of Directors (and the Board of Directors made final decisions) regarding the amounts of the 1996 bonuses for Michael S. Patterson and the Corporation's other executive officers. The amount of bonus compensation in 1996 was directly tied to the attainment of the Corporation's financial plan for 1996.

EXECUTIVE COMPENSATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The table below indicates the cash compensation paid by the Corporation as well as other compensation paid or accrued to the President and Chief Executive Officer and each other executive officer whose salary and bonus was in excess of $100,000 during 1996 (the "Named Executive Officers") for services rendered in all capacities during fiscal years 1996, 1995 and 1994, respectively.





                                                                          LONG TERM COMPENSATION

                             ANNUAL                             AWARDS                       PAYOUTS
                         COMPENSATION(1)

                                                               RESTRICTED    SECURITIES
                                                    OTHER         STOCK      UNDERLYING       LTIP       ALL OTHER
     Name and                SALARY     BONUS       ANNUAL      AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION
    Principal        YEAR                        COMPENSATION
     Position                 ($)       ($)                       ($)           (#)          ($)         ($)(3)
     ---------                ----      ----     -------          ----          ----         ----        ------
                                                   ($)(2)

Michael S.           1996    199,799  132,440        -0-           -0-            14,483      -0-             9,500
Patterson,           1995    178,230   98,900        -0-           -0-            17,500      -0-            10,041
President and        1994     14,811   78,800(4)     -0-           -0-            -0-         -0-             8,442
Chief Executive
Officer

H. Leigh Ballance,   1996    121,504    58,982       -0-           -0-             9,256     -0-            10,629
Jr, Executive Vice   1995    116,000    50,600       -0-           -0-            15,000     -0-             5,853
President            1994        -0-       -0-       -0-           -0-               -0-     -0-               -0-

Howard B.            1996     79,068       -0-       -0-           -0-               -0-     -0-             4,685
Montgomery, Jr.      1995    100,000    43,600       -0-           -0-            10,000     -0-             5,522
Executive Vice       1994    100,000    25,000       -0-           -0-             9,675     -0-             5,000
President (5)

Steven R. Ogburn,    1996     98,857    47,481       -0-           -0-              7,581     -0-             8,045
Executive Vice       1995     96,957    42,400       -0-           -0-             10,000     -0-             5,553
President            1994     91,092    26,600       -0-           -0-             10,000     -0-             4,889


Debra L. Lee,        1996    102,925    47,481       -0-           -0-              7,062     -0-             7,148
Executive Vice       1995     92,425    38,600       -0-           -0-             10,000     -0-             4,706
President and        1994     80,027    23,000       -0-           -0-                -0-     -0-             4,970
Chief Financial
Officer

 ----------------------

(1) Amounts shown in the table include amounts paid to the Named Executive Officers as executive officers of the Bank. The Bank was reorganized as a wholly-owned subsidiary of the Corporation in August 1992. Also includes amounts deferred at the election of the Named Executive Officers under
     Section 401(k) of the Internal Revenue Code and under existing deferred compensation agreements between the Named Executive Officer and the Corporation. The amount of that compensation for the Named Executive Officers for 1994, 1995 and 1996 under the 401(k) plan was based on a formula contained in the terms of that plan and was not related to the Corporation's or the officer's performance for the year.

(2) Perquisites and personal benefits awarded to the Named Executive Officers did not exceed 10% of the total annual salary and bonus in any year reported.

(3) The amounts disclosed represent the Corporation's annual contribution on behalf of the Named Executive Officers to match pre-tax elective deferral contributions (included under Salary) made by the Named Executive Officers under Section 401(k) of the Internal Revenue Code, and insurance premiums paid on behalf of the Named Executive Officer.

(4) Bonus consists of $59,300 in cash and 2,000 shares of the Corporation's Common Stock with a market value when awarded of $9.75 per share or $19,500 in the aggregate.

(5) Mr. Montgomery resigned as an officer of the Corporation and the Bank, effective September 30, 1996.


         STOCK OPTIONS. The following table sets forth information with regard to grants of stock options during the fiscal year ended December 31, 1996, to the Named Executive Officers. All such grants were made under the 1988 Incentive Stock Option Plan.

                                                     STOCK OPTION GRANTS IN 1996
                                                            INDIVIDUAL GRANTS


                                               % of Total                                      Potential Realizable
                               Number of         Options                                       Value (2) at Assumed
                               Securities      Granted to      Exercise or                     Annual Rates of Stock
    Name                       Underlying     Employees in   Base Price ($)   Expiration      Price Appreciation for
                                Options          Fiscal         Per Share     Date              Option Term ($)(at)
                              Granted (#)         Year
                                  (1)                                                                   5%
                                                                                                        10%

Michael S. Patterson                14,483        15.4           15.00             1/30/06       136,624      346,233

H. Leigh Ballance, Jr.               9,256         9.8           15.00             1/30/06        87,316      221,275

Howard B. Montgomery,                7,980         8.5           15.00             1/30/06           -0-          -0-
Jr.(3)

Steven R. Ogburn                     7,581         8.1           15.00             1/30/06        71,515      181,232

Debra L. Lee                         7,062         7.5           15.00             1/30/06        66,619      168,825

                                       11

------------------

(1) One-fifth of the options vest and become exercisable in each of the five years beginning January 1, 1997, assuming the Named Executive Officer remains employed by the Bank. If the Named Executive Officer's employment terminates before the end of the vesting period, the Named Executive Officer may exercise vested options for varying periods after termination (depending on the manner of termination) in accordance with the plan.

(2) Potential Realizable Value represents the difference between an assumed stock price and the exercise price for the number of options granted. The assumed stock price equals the market value of the stock on the grant date appreciating at the indicated rate over the term of the options.

(3) Mr. Montgomery resigned as an officer of the Corporation and the Bank, effective September 30, 1996. All options granted to Mr. Montgomery in 1996 were forfeited upon his resignation.

         The following table sets forth information with regard to exercises of stock options during the fiscal year ended December 31, 1996, by the Named Executive Officers and the 1996 fiscal year-end value of all unexercised options held by them.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                        AND FISCAL YEAR END OPTION VALUES




                                                                                                   VALUE OF UNEXERCISED
                            SHARES ACQUIRED   VALUE REALIZED       NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
           NAME             ON EXERCISE (#)         ($)             OPTIONS AT FY-END (#)             FY-END ($) (1)

                                                                EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE

Michael S. Patterson                  -0-             -0-              42,989        41,334          408,005      230,781

H. Leigh Ballance, Jr.                -0-             -0-               3,000        21,256           20,235       93,667

Howard B. Montgomery,                5,870           41,493               -0-           -0-              -0-          -0-
Jr.(2)

Steven R. Ogburn                      -0-             -0-               9,000        23,581           70,125      128,424

Debra L. Lee                          -0-             -0-              13,914        20,482          121,830      108,464

-------------------

(1) Closing price of the Corporation's Common Stock at December 31, 1996 was $16.375.

(2) Mr. Montgomery resigned as an officer of the Corporation and the Bank, effective September 30, 1996.

         EXECUTIVE DEFERRED COMPENSATION AGREEMENTS. Michael S. Patterson, President and Chief Executive Officer of the Corporation and the Bank, entered into a Deferred Compensation Agreement dated March 1, 1992, with the Bank, pursuant to which Mr. Patterson may elect annually to defer up to $30,000 of compensation, to be recorded in an interest-bearing deferred compensation account maintained in his name. Such account shall be paid to Mr. Patterson in approximately equal installments over a ten-year period, with the first installment to be made on or before 30 days following June 30, 2002. Under certain circumstances, Mr. Patterson may elect to postpone such first installment payment until a subsequent date. The Bank may terminate such deferred compensation plan for Mr. Patterson at any time.

         Debra L. Lee, Executive Vice President of the Corporation and the Bank, entered into a Deferred Compensation Agreement dated June 9, 1994, with the Bank, pursuant to which Ms. Lee may elect annually to defer up to $30,000 of compensation, to be recorded in an interest-bearing deferred compensation account maintained in her name. Such account shall be paid to Ms. Lee, at her discretion, upon her voluntary termination of employment or her retirement either in one lump sum after such termination or retirement or in approximately equal installments over a ten-year period, with the first installment to be made on or before 30 days following June 30, 2012. Under certain circumstances, Ms. Lee may elect to postpone such first installment payment until a subsequent date, provided the Bank concurs in such postponement. The Bank may terminate such deferred compensation plan for Ms. Lee at any time.

         The Bank has established a trust to administer and fund the deferred compensation plans for Mr. Patterson and Ms. Lee, and, accordingly, contributes periodically to the trust to fund the plans.

         SUPPLEMENTAL EARLY RETIREMENT PLAN. In January 1996, a Supplemental Early Retirement Plan (the "SERP") was approved by the Board of Directors of the Corporation for the benefit of Michael S. Patterson, President and Chief Executive Officer of the Corporation and the Bank. The SERP is a benefit plan which will provide retirement income for Mr. Patterson, in conjunction with the Bank's 401(k) Plan and Social Security benefits, at an amount equal to 60% of his projected final pay at retirement. The SERP provides for payment by the Corporation of the premiums on a life insurance policy insuring Mr. Patterson's life, which policy will be owned by Mr. Patterson, subject to a collateral assignment to the Corporation to secure repayment of its interest in the cash value of the policy. The SERP includes a deferred compensation arrangement, by which Mr. Patterson will receive a vested interest in 10% of the policy's cash value for each year of service with the Corporation. The SERP took into consideration the five years of service completed by Mr. Patterson on the date of the SERP's implementation, so upon implementation Mr. Patterson immediately was vested in 50% of the policy's cash value. If Mr. Patterson completes four additional years of service with the Corporation, he will be eligible to receive all of the cash value, even if his employment is terminated prior to his retirement. If Mr. Patterson's employment is terminated before completion of four additional years of service due to a change in control of the Corporation, he automatically will become fully vested in 100% of the policy's cash value. The SERP also has the benefit of providing key man coverage on Mr. Patterson.

         EXECUTIVE EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS. Mr. Patterson, the Corporation's President and Chief Executive Officer, entered into an employment agreement with the Corporation and the Bank in December 1993. The agreement continues until December 31, 1996, and provides for a base monthly salary as is determined from time to time by the Bank but not less than $10,479, together with certain fringe benefits. In the event of the involuntary termination of his employment by the Corporation without cause, Mr. Patterson is entitled to continue to receive, on a monthly basis for the remainder of the term of the Agreement or 12 months after the date of such termination, whichever is longer, his base monthly salary, all fringe benefits, and an amount equal to the average bonus paid to Mr. Patterson over the prior three years. The Bank's obligation to make such salary payments and to provide such fringe benefits terminates upon Mr. Patterson's death or disability. Mr. Patterson's employment agreement provides for certain payments to him in the event there is a change in control of the Corporation. Specifically, upon a change in control, the term of the agreement is set at three years from the date of the change in control. Further, Mr. Patterson may terminate the agreement upon a change in control of the Corporation if, after one year from the date of such change in control, he determines that he has not been assigned duties commensurate with his duties prior to the change in control under terms or conditions satisfactory to him. If Mr. Patterson so terminates the agreement, the agreement provides that the Corporation will pay to him for the remainder of the term of the agreement an amount equal to 100% of his then base monthly salary, fringe benefits, and an annual amount equal to the average of the bonus paid to Mr. Patterson over the prior three years. The agreement further provides that, unless terminated by the other party, the term automatically is extended for an additional year on the same terms and conditions set forth in the agreement. Consequently, the agreement's term automatically was extended to December 31, 1997.

         H. Leigh Ballance, Jr., an Executive Vice President of the Corporation, entered into an employment agreement with the Corporation and the Bank on April 1, 1995. The agreement continues until April 1, 1998, and provides for a base annual salary as is determined from time to time by the Bank but not less than $116,000, together with certain fringe benefits. In the event of the involuntary termination of his employment by the Corporation without cause, Mr. Ballance is entitled to continue to receive, on a monthly basis for the remainder of the term of the Agreement, his base salary and health and disability insurance coverage. The Bank's obligation to make such salary payments and to provide such fringe benefits terminates upon Mr. Ballance's death or disability. Mr. Ballance's employment agreement provides for certain payments to him in the event there is a change in control of the Corporation. Specifically, upon a change in control, the term of the agreement is set at three years from the date of the change in control. Further, Mr. Ballance may terminate the agreement upon a change in control of the Corporation if, after one year from the date of such change in control, he determines that he has not been assigned duties commensurate with his duties prior to the change in control under terms or conditions satisfactory to him. If Mr. Ballance so terminates the agreement, the agreement provides that the Corporation will pay to him for the remainder of the term of the agreement an amount equal to 100% of his then base monthly salary, fringe benefits, and an annual amount equal to the average of the bonus paid to Mr. Ballance over the prior
                                       13
three years. The agreement further provides that, unless terminated by the other party, the term automatically is extended for an additional year on the same terms and conditions set forth in the agreement.

         Steven R. Ogburn, an Executive Vice President of the Corporation, and Debra L. Lee, Executive Vice President and Chief Financial Officer of the Corporation, each entered into a Change of Control Agreement with the Corporation and the Bank on June 18, 1996. Each agreement continues until June 18, 1998. Each agreement provides that in the event of a termination of the officer's employment in connection with, or within 24 months after, a change of control of the Corporation or the Bank, for reasons other than cause, the officer shall receive an amount equal to two times (i) his or her then current salary plus (ii) the average of the cash bonus paid to the officer by the Bank under the Bank's cash bonus plan during the immediately preceding two years. Further, in such event, the officer shall continue to receive for a period of two years after his or her termination all benefits the officer was receiving and entitled to on his or her termination date, or the officer may elect to receive the dollar equivalent of such benefits. The officer may elect to receive all such payments either in one lump sum or in 24 equal monthly payments. In addition, the officer may terminate the agreement upon a change of control of the Corporation if, within 24 months of such change of control, the officer is assigned duties inconsistent with his or her duties at the time of the change of control, his or her annual base salary is reduced below the amount in effect prior to the change of control, the officer's benefits are reduced below the level prior to the change of control (unless benefits are reduced for all employees), or the officer is transferred to a location more than 50 miles from Raleigh without the officer's consent. Each agreement further provides that, unless terminated by the Corporation and the Bank, notice of which must be given at least 13 months prior to the next anniversary date, the term automatically is extended for an additional two years on the same terms and conditions set forth in the agreement.

PERFORMANCE GRAPH

         The following line graph illustrates the cumulative total shareholder return on the Corporation's Common Stock over the five-year period ending December 31, 1996 and the cumulative total return over the same period of the indexes listed below. Each graph assumes $100 originally invested on December 31, 1991. No dividends were paid by the Bank prior to its holding company reorganization. The Corporation paid a quarterly cash dividend of $.04 per share from the third quarter of 1994 through the second quarter of 1995, a quarterly cash dividend of $.06 per share in the third and fourth quarter of 1995, a quarterly cash dividend of $.07 in the first quarter of 1996, a quarterly cash dividend of $.08 in the second and third quarters of 1996, and a quarterly cash dividend of $.10 in the fourth quarter of 1996. The numbers in the graph assume that all cash dividends were reinvested.

         The graph reflects the Nasdaq U.S. Index, the Standard & Poors 500 Index and a regional peer group index based on the common equity securities of a group of financial institutions in the southeastern United States, which index was prepared by an entity not affiliated with the Corporation.

                             TRIANGLE BANCORP, INC.
                                PERFORMANCE GRAPH




                              1991      1992    1993    1994   1995   1996
                              ----      ----    ----    ----   ----   ----
TRIANGLE BANCORP, INC.         100      123     136     170    247     290
NASDAQ INDEX                   100      116     134     131    185     227
S & P 500 INDEX                100      108     118     120    165     203
REGIONAL PEER GROUP            100      156     179     202    272     332
INDEX(1)


----------------

(1) Includes the following financial institutions: Bank of Granite Corporation, Carolina First Corporation, CCB Financial Corporation, Centura Banks, Inc., Century South Banks, Inc., F & M National Corporation, First Bancorp, First Charter Corporation, Jefferson Bankshares, Inc., LSB Bancshares, Inc., and MainStreet BankGroup, Inc. Allied Bankshares, Inc., First National Bancorp, Premier Bankshares Corporation and United Carolina Bancshares Corporation have been removed from the group as they all have been or are in the process of being acquired. Sources: Fact Set Data Systems, Inc., Center for Research in Security Prices.

INDEBTEDNESS OF MANAGEMENT

         The Corporation has had, and expects to have in the future, banking transactions, including loans, in the ordinary course of business with its and the Bank's directors, executive officers and their associates. In the opinion of management of the Corporation, the outstanding indebtedness and commitments to such individuals were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral, and payment terms, as those prevailing at the same time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 1996, indebtedness of directors and executive officers of the Corporation to Triangle totaled an aggregate of $4,008,000 or 4.6% of shareholders' equity.

TRANSACTIONS WITH MANAGEMENT

         In 1996, the Corporation purchased insurance through Associated Insurers, Inc. ("Associated") as an agent. Robert L. Guthrie, a director of the Corporation, is the President and Chief Executive Officer of Associated. The Corporation paid premiums to Associated in 1996 in the amount of $231,000. Also in 1996, the Corporation paid Clancy & Theys Construction Company $1,760,000 for construction projects for the Corporation's headquarters building and various branch offices. David T. Clancy, a director of the Corporation, is President of Clancy & Theys Construction Company. Office furniture for various of the Bank's offices and the Corporation's headquarters building were purchased from Alfred Williams & Co. for an aggregate price of $284,000 in 1996. J. Blount Williams, a director of the Corporation, is President of Alfred Williams & Co.

         Management of the Corporation believes that the terms of these transactions were at least as favorable to the Corporation as those available from other sources.

              PROPOSAL 3. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN,
                             AS AMENDED AND RESTATED

         In 1995, the Corporation's Board of Directors adopted the Triangle Bancorp, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). Pursuant to the Plan, eligible employees of the Corporation and its subsidiaries may elect to have the Corporation deduct a certain percentage of their salary to be held in trust and periodically used to purchase Common Stock of the Corporation in the open market at market prices. The purpose of the Stock Purchase Plan generally is to encourage the continued service of employees of the Company and its subsidiaries by giving them an opportunity to become shareholders, or to increase their shareholdings, and to share in the benefit of potential increases in the value of the Common Stock.

         During January 1997, the Corporation's Board of Directors approved, subject to shareholder approval, an amendment and restatement of the Stock Purchase Plan to allow the Stock Purchase Plan to qualify as a stock purchase plan under Section 423 of the Code. As a stock purchase plan qualified under
Section 423 of the Code, eligible employees will receive a tax benefit, as described below. A discussion of the Stock Purchase Plan, as proposed to be amended and restated, follows.

         Persons eligible to participate in the Stock Purchase Plan ("Participants") are all those active employees of the Corporation and its subsidiaries, except persons whose customary employment is 20 hours or less per week. At January 31, 1997, there were a total of 353 employees of the Corporation and its subsidiaries who would be eligible as Participants based on the above criteria.

         The Stock Purchase Plan allows each Participant to specify a dollar amount of compensation to be deducted by the Corporation from the Participant's periodic payment of salary or wages, provided that such deduction does not exceed 10% of a Participant's compensation. Compensation includes salary, bonuses and fringe benefits, and deferred compensation. After deduction, the amount is held in trust by Wachovia Bank & Trust Company (the "Trustee") in an account for the Participant. Deducted amounts will be held in an account with the Trustee for the employee and will be applied toward the purchase of Common Stock. Beginning in July 1997, and every July and January thereafter, the Trustee will purchase as many whole shares of Common Stock as possible with the money held in each Participant's account. The Common Stock purchased will be newly issued shares of Common Stock. No employee may purchase during any calendar year shares having a fair market value in excess of $25,000. Further, no Participant may purchase shares if the purchase would make the Participant the owner of 5% or more of the outstanding shares of Common Stock.

         Purchases of Common Stock will be made by the Trustee every six months on June 30 and December 31. The purchase price per share (the "Purchase Price") of Common Stock will be 85% of the lesser of the "fair market value" of a share of Common Stock on January 1 or June 30, if the purchase is made on June 30, or 85% of the lesser of the "fair marker value" of a share of Common Stock on July 1 or December 31, if the purchase is made on December 31. Thus, Participants will receive a 15% discount on the then market price of the Common Stock. For purposes of the Stock Purchase Plan, the "fair market value" of a share will be the closing price of a share of Common Stock on the Nasdaq National Market System on the purchase date. Shares of Common Stock purchased will be held by the Trustee in the Participant's account until such time as the Participant elects to withdraw the shares. While held in the account by the Trustee, a Participant will be entitled to vote all such shares and receive cash and stock dividends thereon. Additionally, while held in the account, any cash dividends paid on the Common Stock held in the account will automatically be reinvested in newly issued whole shares of Common Stock.

         Under the Code, no taxable income is realized by a Participant for the 15% discount on the purchase price of the Common Stock. No tax deduction may be taken by the Corporation for the discount, however. The Board of Directors believes that this tax advantage will further encourage employees of the Corporation and its subsidiaries to purchase Common Stock of the Corporation, and therefore believes that the proposed amendment to the Stock Purchase Plan is in the best interest of the Corporation and its shareholders.

         A total of 250,000 shares of Common Stock are reserved for purchase under the Stock Purchase Plan. In the event of increases, decreases or changes in the Corporation's outstanding Common Stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Corporation is the surviving entity, an appropriate adjustment will be made in the aggregate number of shares which are reserved under the Stock Purchase Plan and in the Purchase Price. In the event of the merger or consolidation or similar reorganization or transaction in which the Corporation is not the surviving entity, shares of the successor entity shall be substituted for shares of Common Stock.

         If the amended and restated Stock Purchase Plan is approved, it will be effective as of July 1, 1997 and Participants may begin deductions under the amended and restated Stock Purchase Plan at that time. Unless earlier terminated by the Board of Directors of the Corporation, the Stock Purchase Plan will terminate on December 31, 2006. A Participant may withdraw from the Stock Participation Plan at any time. Termination of a Participant's employment with the Corporation or its subsidiaries will result in the automatic withdrawal of the Participant from the Stock Purchase Plan.

         The Stock Purchase Plan will be administered by a committee (the "Committee") appointed by and consisting of two or more members of the Corporation's Board of Directors who are not employees of the Corporation or any of its subsidiaries and who are otherwise "disinterested directors" as such term is defined in Rule 16b-3 promulgated under the Exchange Act. Among other things, the Committee is authorized to interpret and establish rules and to make all determinations and take all other actions relating to and reasonable or advisable in administering the Stock Purchase Plan. To the extent permitted by applicable law, members of the Committee will be indemnified by the Corporation for legal expenses and liability incurred in connection with the administration of the Stock Purchase Plan, except for actions or inactions which are not in good faith or which constitute willful misconduct.

         The Board of Directors, upon recommendation of the Committee, may, from time to time, amend, modify, suspend, terminate or discontinue the Stock Purchase Plan without notice. Any modification or amendment of the Stock Purchase Plan that (I) increases the aggregate number of shares of Common Stock reserved under the Stock Purchase Plan, (II) changes the method of determining the Purchase Price, or (III) materially changes the eligibility requirements for participation in the Stock Purchase Plan shall be subject to the approval of the Corporation's shareholders.

         Approval by the shareholders of the Stock Purchase Plan, as amended and restated, is required under the Code. If the Stock Purchase Plan, as amended and restated, is not approved by the shareholders, the Stock Purchase Plan, as it currently exists will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

     PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The firm of Coopers & Lybrand L.L.P., Certified Public Accountants, has been appointed by the Board of Directors to serve as the Corporation's independent accountants for 1997, and a proposal to ratify that appointment will be introduced at the Annual Meeting. If shareholders do not approve this proposal, the Board of Directors will reconsider the appointment.

         Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.

                            PROPOSALS OF SHAREHOLDERS

         It currently is expected that the 1998 Annual Meeting will be held during April 1998. Any proposal of a shareholder which is intended to be presented at the 1998 Annual Meeting must be received by the Corporation at its principal executive office in Raleigh, North Carolina, not later than November 28, 1997, in order to be included in the Corporation's proxy statement and form of appointment of proxy to be issued in connection with that meeting.


March __, 1997

*******************************************************************************
                                    APPENDIX


                       PRELIMINARY PROXY MATERIAL


                         REVOCABLE APPOINTMENT OF PROXY

                             TRIANGLE BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997

              Appointment of Proxy Solicited by Board of Directors

The undersigned hereby appoints Steven R. Ogburn, Debra L. Lee and William V. Leaming, Jr., or either of them, with full powers of substitution, to act as attorneys and proxies to vote all shares of common stock of Triangle Bancorp, Inc. (the "Corporation") held of record by the undersigned on March 10, 1997 at the Annual Meeting of Shareholders to be held at the Greenville Hilton, 207 Southwest Greenville Boulevard, Greenville, North Carolina, on Monday, April 28, 1997, at 3:00 P.M., and at any adjournments thereof, as follows:

1. Approval of an amendment to Article III, Section 2 of the Corporation's Bylaws to increase the maximum number of directors of the Corporation from 24 to 26.
        [ ]                            [ ]                         [ ]
         FOR                         AGAINST                    ABSTAIN

2.       Election of directors:
            [ ]                        [ ]
         FOR ALL NOMINEES           WITHHOLD AUTHORITY TO VOTE
         LISTED BELOW               FOR ALL NOMINEES
                                    LISTED BELOW


        For One-Year Terms: Carole S. Anders, Michael A. Maxwell and Patrick H. Pope For Two-Year Terms: William R. Pope and Billy N. Quick, Sr.

        For Three-Year Terms: H. Leigh Ballance, Jr., James P. Godwin, Sr., Wendell H. Murphy, Michael S. Patterson, J. Dal Snipes, N. Johnson Tilghman, Sydnor M. White, Jr., and J. Blount Williams

        Instruction: To withhold your vote for one or more nominees, write the name(s) of such nominee(s) on the line below.





3. Approval of Triangle Bancorp, Inc. Employee Stock Purchase Plan , as amended and restated.
        [ ]                   [ ]                                       [ ]
        FOR                  AGAINST                                  ABSTAIN

4. Ratification of appointment of Coopers & Lybrand L.L.P., as independent public accountants for fiscal 1997:

         [ ]                       [ ]                              [ ]
         FOR                      AGAINST                         ABSTAIN


5. Transaction of any other business that may properly come before the meeting.


The Board of Directors recommends a vote FOR each of the listed proposals.

THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE GIVEN, THIS APPOINTMENT OF PROXY WILL BE VOTED FOR PROPOSALS 1, 3 AND 4, AND, IN THE ELECTION OF DIRECTORS, BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE LISTED UNDER PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED UNDER PROPOSAL 2 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE.

This appointment of proxy may be revoked at any time before it is exercised by filing with the Secretary of the Corporation either an instrument revoking it or a duly executed appointment of proxy bearing a subsequent date or by attending the Annual Meeting and voting in person.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this appointment of proxy, of the Notice of Annual Meeting, a Proxy Statement dated March __, 1997, and the 1996 Annual Report to Shareholders.

                                           Dated:





                                              Print Name of Shareholder




                                               Signature of Shareholder


Please date and sign your name exactly as your name appears on this appointment of proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by the president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.



         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS APPOINTMENT OF PROXY
                     IN THE ENCLOSED POSTAGE PREPAID ENVELOPE